Exhibit 10.29

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SECOND AMENDMENT TO LEASE

This SECOND Amendment to Lease (the “Amendment”) is made this ________________, 2020 (the “Effective Date”), by and between ARE-SD Region No. 44, LLC, a Delaware limited liability company (“Landlord”), and ARCTURuS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to a certain Lease Agreement dated as of October 4, 2017, as amended by a First Amendment to Lease dated January 31, 2020 (as so amended, the “Lease”), wherein, in addition to Premises located at 10628 Science Center Drive, La Jolla, California, Landlord leased to Tenant certain premises on a temporary basis (the “Temporary Premises”) located at 10578 Science Center Drive, La Jolla, California as more particularly described therein.

B.The term of the Lease with respect to the Temporary Premises expires on February 28, 2021 (the “Termination Date”).  Tenant desires to extend the term of Lease as it affects the Temporary Premises for a period of twelve (12) months, and Landlord is willing to extend the term of the Lease on the terms herein set forth.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.Extension; Rent.

(a)Notwithstanding anything to the contrary contained in the Lease, the term of the Lease as it affects the Temporary Premises shall expire, unless terminated earlier pursuant to the Lease, on February 28, 2022 (the “Amended Termination Date”).

(b)Tenant shall continue to pay, through the Amended Termination Date, all amounts due and owing under the Lease including, without limitation, Base Rent and Operating Expenses as provided under the Lease. Commencing on March 1, 2021 (the “Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.

(c)Tenant shall voluntarily surrender the Temporary Premises on or before the Amended Termination Date.  Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to (i) surrendering the Temporary Premises in accordance with the surrender requirements and in the condition required pursuant to the Lease, and (ii) all other matters related to restoring the Temporary Premises to the condition required under the Lease.

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(d)Any and all rights of Tenant to extend the term of the Lease with respect to the Temporary Premises beyond the Amended Termination Date are hereby revoked, and Tenant shall have no further rights to extend the term of the Lease with respect to the Temporary Premises after the Amended Termination Date.  Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Amended Termination Date.

(e)The parties agree and acknowledge that Tenant’s right to terminate the Temporary Premises on the Early Temporary Premises Termination Date is hereby revoked and of no further force or effect.

2.OFAC.  Tenant and all beneficial  owners  of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations  of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of Treasury and any  statute, executive order, or regulation relating thereto (collectively, the "OFAC Rules"), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions  Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

3.Miscellaneous.

(a)Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Lease.

(b)This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(c)Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail.  Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

(d)This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(e)Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction other than Cushman & Wakefield and CBRE, and that no Broker brought about this transaction other than Cushman & Wakefield and CBRE.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield and CBRE, claiming a

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commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(f)This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(g)For purposes of Section 1938 of the California Civil Code, as of the date of this Amendment, the Building has not been inspected by a certified access specialist.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

ARCTURUS THERAPEUTICS, INC.,
a Delaware corporation

By:
Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-SD REGION NO. 44, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By: